FOR IMMEDIATE RELEASE
CONTACT

Ken Gruber
Chief Financial Officer
212-768-7100 Ext. 219
212-768-3838 Fax
Gruber@crstone.com E-Mail

                  Enteractive, Inc. Completes Private Placement

NEW YORK, Feb. 19 /PRNewswire/ -- Enteractive, Inc. (Nasdaq: ENTR) "the Company"), who through its wholly owned subsidiary operates USWeb Cornerstone, an affiliate of USWeb (NASDAQ:USWB), today announced the closing of a $2,000,000 private placement. The investors in the Company's newly issued Series B par value $.01 Convertible Preferred Stock (Preferred Stock) included additional investments from existing investors - Applewood Associates, Dalewood Associates and Woodland Partners.

Ed Schroeder President and Chief Executive Officer of Enteractive, Inc. said, "We're delighted with the expanded support from our investors. Their confidence in our capabilities parallels our most recent experience with major customers who have awarded us follow on engagements. The funds will be used to expand the Company's development and sales capacity and for working capital."

The Series B Preferred Stock, with a stated value of $1,000 per share, is entitled to vote on all matters submitted to holders of the Company's common stock, pays no dividends and is not redeemable.

The conversion rights for the Preferred Stock are: if after February 19, 1998 and on or before March 1, 1999 the Company has a private placement or public offering of common stock where the gross proceeds to the Company are in excess of $2,000,000 (the financing) all of the Preferred Stock shall automatically convert into shares of the Company's common stock equal to the aggregate stated value of the Preferred Stock ($2,000,000) divided by the greater of (a) 90% of the per share offering price of the financing or (b) $1.00 Subsequent to March 1, 1999 the Preferred Stock is convertible into shares of common stock equal to the aggregate stated value of preferred shares to be converted divided by $1.00. The maximum number of common shares issuable upon conversion of preferred stock is 2,000,000.

Enteractive, Inc. which through a wholly owned subsidiary operates USWeb Cornerstone, an affiliate of USWeb (NASDAQ:USWB), a national Internet professional services firm helping clients develop Internet strategies and improved business processes using Internet-based technologies. USWeb offices nationwide provide clients with business strategy consulting, needs analysis, architecture planning, design, development, access, hosting, site marketing, professional education and Internet certification services. The network of USWeb affiliates works with a diverse range of clients, from Fortune 500 corporations to hundreds of medium and large-size organizations. USWeb Cornerstone specializes in media asset management, financial management, database integration, information servers, document management, and corporate communications. USWeb Cornerstone is headquartered in New York City with marketing representation in Connecticut, Long Island, New Jersey, Philadelphia and Baltimore. Visit www.crstone.com or call (212) 768-7100 for company news and information.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to develop its products and generate revenues from providing Internet and Intranet solutions to businesses. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.